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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CINTAS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on October 16, 2002, at 10:00 a.m. Eastern Time at Cintas' Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to return your completed proxy card promptly in the enclosed envelope, or use one of the alternative voting methods described on the proxy card attachment.

Sincerely,

Richard T. Farmer
Chairman of the Board

September 10, 2002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF CINTAS CORPORATION

Time:	10:00 a.m., Eastern Time
Date:	October 16, 2002
Place:	Cintas Corporate Headquarters 6800 Cintas Boulevard Cincinnati, Ohio

Purpose:

  1.
  To establish the number of Directors to be elected at eight;

  2.
  To elect eight Directors;

  3.
  To conduct other business if properly raised.

Only shareholders of record on September 4, 2002 may vote at the meeting. The approximate mailing date of the Proxy Statement and accompanying Proxy Card is September 10, 2002.

The vote of each shareholder is important. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card attachment sent to you.

Thomas E. Frooman
Vice President and Secretary – General Counsel

September 10, 2002

GENERAL INFORMATION

Who may vote

Shareholders of Cintas, recorded in our stock register on September 4, 2002, may vote at the meeting. As of that date, Cintas had 170,142,446 shares of Common Stock outstanding. Each share is entitled to one vote on each matter submitted to the shareholders at the annual meeting.

How to vote

You may vote in person at the meeting or by proxy. You may also vote by Internet or telephone using one of the methods described in the attachment to the proxy card. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

Cintas' Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you sign and return the enclosed proxy card, but do not specify how to vote, we will vote your shares in favor of setting the number of directors at eight and in favor of our director candidates.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Voting by proxy

All proxies properly signed will, unless a different choice is indicated, be voted "FOR" establishing the number of directors to be elected at eight and "FOR" the election of all nominees for Directors proposed by the Board of Directors.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Cintas' Secretary in writing at the address under "Questions?" on page 13.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

Approval of the proposal to establish the number of directors at eight requires the favorable vote of a majority of the votes cast. The director candidates receiving the most votes will be elected to fill the seats on the Board. Only votes for or against a proposal count. Abstentions and broker nonvotes count for quorum purposes, but not for voting purposes. Broker nonvotes occur when a broker returns a proxy, but does not have authority to vote on a particular proposal.

Attending in person

Only shareholders, their proxy holders and Cintas' guests may attend the meeting.

Other matters

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of shares voting.

ELECTION OF DIRECTORS
(Items 1 and 2 on the Proxy Card)

The Board has nominated the director candidates named below.

The Board of Directors oversees the management of Cintas' long-term strategic plans and exercises direct decision making authority in key areas, such as declaring dividends. Just as important, the Board chooses the CEO, sets the scope of his authority to manage Cintas' business day to day and evaluates his performance. The Board also reviews development and succession plans for Cintas' top executives.

Cintas' By-Laws require that the Board of Directors consist of at least three members with the exact number to be established by shareholders or the Board of Directors. The Board presently consists of nine directors and the Board is recommending that this number be set at eight due to the retirement of Donald P. Klekamp.

The Board is nominating for election all of the following: Richard T. Farmer, Robert J. Kohlhepp, Scott D. Farmer, Paul R. Carter, Gerald V. Dirvin, James J. Gardner, Robert J. Herbold and Roger L. Howe. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are not entitled to cumulate their votes.

Most Cintas directors – including five of our eight nominees – are not Cintas employees. Only nonemployee directors serve on Cintas' Audit and Compensation Committees. All eight directors are elected for one-year terms. Personal information on each of our nominees is given below.

The Board met five times last year. Cintas' directors attended 100% of Board and committee meetings.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends you vote FOR each of the following candidates:
Richard T. Farmer[1] 67
Richard T. Farmer has been with Cintas and its predecessors since 1957 and has served in his present position since 1968. Prior to August 1, 1995, Mr. Farmer also served as Chief Executive Officer. He is a Director of Fifth Third Bancorp and its subsidiary The Fifth Third Bank, Cincinnati, Ohio. He is also the Chairman of Summer Hill, Inc.
Robert J. Kohlhepp[1] 58
Robert J. Kohlhepp has been a Director of Cintas since 1979. He has been employed by Cintas since 1967 serving in various executive capacities including Vice President – Finance until 1979 when he became Executive Vice President. He served in that capacity until October 23, 1984, when he was elected President, a position he held until July 1997. Mr. Kohlhepp was elected to his present position of Chief Executive Officer on August 1, 1995. He is also a Director of Parker Hannifin Corporation, Cleveland, Ohio.
Scott D. Farmer 43
Scott D. Farmer joined Cintas in 1981. He has served in various management positions including President of Cintas Sales Corporation, Vice President – National Account Division and Vice President – Marketing and Merchandising. He was elected a Director of Cintas in 1994. In July 1997, he was elected President and Chief Operating Officer of Cintas.

Paul R. Carter[2] 62
Paul R. Carter was elected a Director of Cintas in 2002. Mr. Carter formerly was a member of Wal-Mart's Board of Directors, its Chief Financial Officer and just announced his retirement as President of Wal-Mart's real estate division effective January 31, 2003.
Gerald V. Dirvin2&3 65
Gerald V. Dirvin was elected a Director of Cintas in 1993. Mr. Dirvin joined The Procter & Gamble Company in 1959 and served in various management positions. He retired as Executive Vice President and as a Director in 1994.
James J. Gardner1&3 69	James J. Gardner served in various management positions with Cintas from 1956 until his retirement in 1988. Mr. Gardner has served as a Director of Cintas since 1969.
Robert J. Herbold[2] 60
Robert J. Herbold was elected a Director of Cintas in 2001. Mr. Herbold retired in February 2001 as Executive Vice President and Chief Operating Officer of Microsoft Corporation. He is currently working part time for Microsoft Corporation as Executive Vice President assisting in the government, industry and customer areas. Additionally, he is the managing partner of Herbold Group, LLC. Mr. Herbold is also a Director of Weyerhaeuser Company and Agilent Technologies, Inc.
Roger L. Howe2&3 67
Roger L. Howe has been a Director of Cintas since 1979. He was the Chairman of the Board of U.S. Precision Lens, Inc., until his retirement on September 1, 1997. Mr. Howe held that position in the firm for over five years. Mr. Howe is a Director of U.S. Bancorp and Convergys Corporation.

Ages are as of September 1, 2002.

Richard T. Farmer is the father of Scott D. Farmer and the brother-in-law of James J. Gardner.

        1        Member of the Executive Committee of the Board of Directors.

        2        Member of the Audit Committee of the Board of Directors.

        3        Member of the Compensation Committee of the Board of Directors.

DIRECTOR COMPENSATION

For fiscal 2002, Directors who are not employees of Cintas receive a $12,000 annual retainer for serving as a Director plus $2,250 for each meeting attended. Committee members also receive $1,200 for each committee meeting attended. Committee Chairmen receive an additional fee of $2,500 per year. Each nonemployee Director is annually granted an option to purchase 1,000 shares of Common Stock at an exercise price equal to the market price on the date of grant. Directors who are employees of Cintas are not separately compensated for serving as Directors. Cintas has approved an increase in fees for fiscal 2003. Directors who are not employees of Cintas will receive a $14,000 annual retainer for serving as a Director plus $2,750 for each meeting attended. Committee Chairmen will receive an additional fee of $3,000 per year. Committee members will continue to receive $1,200 for each committee meeting attended.

Nonemployee directors may elect to defer all or part of these fees either into Cintas stock equivalents with dividends or into a deferred account that earns interest at a rate equal to one-year United States Treasury Bills. Deferred fees are payable in one to 120 monthly installments beginning in a month selected by the Director, but in no case later than the first month after the Director leaves the Board.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board of Directors does not have a nominating committee.

The Audit Committee is composed of four independent directors and is governed by the Audit Committee Charter adopted by the Board of Directors. All members meet NASD independence standards.

Committee members: Roger L. Howe (Chairman), Paul R. Carter, Gerald V. Dirvin and Robert J. Herbold.

Meetings last year: Three.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Cintas' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Cintas' accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and Cintas including the matters in the written disclosures required by the Independence Standards Board including Independence Standards Board Standard No. 1. The Committee concluded that the provision of these nonaudit services is compatible with maintaining the auditors' independence.

The Committee discussed with Cintas' independent auditors the overall scope and plan for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Cintas' internal controls, and the overall quality of Cintas' financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of Cintas' independent auditors.

The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of Cintas for the current fiscal year. Fees billed for the last fiscal year were:

Audit Fees	$213,000
Audit Related Services(1)	$205,000
Financial Information Systems Design and Implementation Fees	$0
All Other Fees(2)	$1,078,000

  (1)
  Audit related services include review of SEC registration statements, benefit plan audits and consultation on accounting standards or transactions.
  (2)
  All other fees primarily consist of tax services.

In July 2002, the Committee adopted a policy that limits the scope of consulting services that may be provided by the outside accounting firm that performs the Cintas annual audit. This policy draws a distinction between audit and nonaudit services, and prohibits the outside accounting firm from performing these nonaudit services. Cintas will not use its outside accountants to perform nonaudit related services such as nonfinancial or management consulting services, business strategy consulting, information technology consulting, internal audit, price allocation appraisals and fairness opinions. Audit related services that will be permitted include: 401(k) audits, securities registration and reporting, tax compliance and planning, advice on the application of accounting policies, guidance on acquisition accounting and assistance with the due diligence audits.

Representatives of the firm Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE, Roger L. Howe (Chairman), Paul R. Carter, Gerald V. Dirvin and Robert J. Herbold.

The Compensation Committee is responsible for establishing compensation levels for management.

Committee members: Gerald V. Dirvin (Chairman), James J. Gardner and Roger L. Howe.

Meetings last year: One.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

Executive Compensation Policies

Cintas' executive compensation policies are designed to support the corporate objective of maximizing the long-term value of Cintas for its shareholders and employees. To achieve this objective, the Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified executives, to recognize individuals who exceed expectations and to link closely overall corporate performance and executive pay. The methods by which the Committee believes Cintas' long-term objectives can be achieved are through incentive compensation plans and the issuance of options to purchase Cintas' Common Stock.

The Committee has established three primary components of Cintas' executive compensation plan. The three components are:

  •
  base compensation;
  •
  performance incentive compensation; and
  •
  stock-based performance compensation through stock option grants.

The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the chief executive officer of a company, as well as the other executive officers listed in the compensation table will not be deductible unless the compensation is performance-based and approved by shareholders. This law was not considered by the Committee in determining fiscal 2002 compensation since compensation levels were not in excess of the amounts deductible under the law.

Base Compensation

The Committee annually reviews base salaries of executive officers. The factors which influence decisions made by the Committee regarding base salaries are levels of responsibility and potential for future responsibilities, salary levels offered by competitors and the overall performance of Cintas. The Committee's practice in establishing salary levels is based in part on salary levels of competitively comparable jobs and is not based upon any specific objectives or policies, but reflects the subjective judgment of the Committee. However, specific annual performance goals are established for each executive officer.

Based on the Committee's comparison of Cintas' overall compensation levels as a percent of revenues and net income to comparable companies in the industry, the Committee believes its overall compensation levels are in the middle of the range.

Performance Incentive Compensation

A performance incentive compensation component, which is paid out in the form of an annual cash bonus, was established by the Committee to provide a direct financial incentive to achieve corporate and operating goals. The basis for determining performance incentive compensation is strictly quantitative in nature. At the beginning of each fiscal year, the Committee establishes a target bonus for certain executives based on a target level of earnings per share. Cash bonuses paid to other executives are based on a percentage of operating profits of the particular division served by that officer.

Stock Option Grants

Executive compensation to reward past performance and to motivate future performance is also provided through options granted under Cintas' Stock Option Plans. The purpose of each plan is to encourage executive officers to maintain a long-term stock ownership position in Cintas in order that their interests are aligned with those of Cintas' shareholders. The Committee in its discretion has the authority to determine participants in the plan, the number of shares to be granted and the option price and term. An individual's stock option award is evaluated on a subjective basis and granted to the participant until an ownership position exists which is consistent with the participant's current responsibilities. Options granted to executive officers in Fiscal 2002 can be found on page 10.

Chief Executive Officer Compensation

The Committee established Mr. Kohlhepp's base salary based primarily on a subjective evaluation of Cintas' prior year's financial results, past salary levels and compensation paid to other chief executive officers in Cintas' industry, as well as other U.S. based companies. Based on the Committee's comparison of Cintas' overall compensation level for Mr. Kohlhepp as a percent of revenue and net income to comparable companies, the Committee believes his overall compensation level is in the middle of the range. The Committee also establishes at the beginning of each year a performance incentive bonus arrangement for Mr. Kohlhepp. Based on Cintas' belief that shareholder value is best enhanced by increases in earnings per share, the Committee based this arrangement for fiscal 2002 on a target level of earnings per share. The program provided for no bonus if earnings per share did not increase 10% over the prior year's earnings per share of $1.30. The bonus potential ranged from 10% of base salary if earnings per share increased by $.13 over the prior year up to a maximum of 90% if earnings per share increased by $.33 over the prior year.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE, Gerald V. Dirvin (Chairman), James J. Gardner and Roger L. Howe

PRINCIPAL SHAREHOLDERS

The following persons are the only shareholders known by Cintas to own beneficially 5% or more of its outstanding Common Stock as of September 4, 2002:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Richard T. Farmer[1]	33,915,483[2]	19.9%
James J. Gardner[1]	10,133,523[3]	6.0%
Joan A. Gardner[1]	10,133,523[3]	6.0%

  1
  The address of Richard T. Farmer, James J. Gardner and Joan A. Gardner is Cintas Corporation, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737.

  2
  Includes 80,340 shares owned by Mr. Farmer's wife, 5,898,707 shares held in trust for Mr. Farmer's children, 92,925 shares owned by a corporation controlled by Mr. Farmer, and 23,911,468 shares held by a family partnership.

  3
  Includes the following shares considered to be beneficially owned by both Mr. & Mrs. Gardner: 179,979 shares held by a charitable trust established by Mr. Gardner, 39,123 shares held by a corporation that is controlled by Mr. Gardner, 2,224,250 shares held by various limited partnerships and 7,676,296 shares held by GarFam Partners, LP in which Mr. Gardner and his spouse are limited partners.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

These tables show how much Cintas Corporation Common Stock each director and present executive officer of Cintas named in the summary compensation table owned on September 4, 2002.

		Common Stock Beneficially Owned(1)
Name and Age of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership		Percent of Class
Richard T. Farmer 67	Chairman of the Board	33,915,483	(2)	19.9%
Robert J. Kohlhepp 58	Chief Executive Officer and Director	3,605,668	(3)	2.1%
Scott D. Farmer 43	President, Chief Operating Officer and Director	710,711	(4)	*
Paul R. Carter 62	Director	—		*
Gerald V. Dirvin 65	Director	31,575		*
James J. Gardner 69	Director	10,133,523	(2)	6.0%
Robert J. Herbold 60	Director	500		*
Roger L. Howe 67	Director	1,048,059	(5)	*
Donald P. Klekamp 70	Director	113,908	(6)	*
Robert R. Buck 54	Senior Vice President and President – Uniform Rental Division	152,581	(7)	*
William C. Gale 50	Vice President and Chief Financial Officer	22,838		*
All Directors and Executive Officers as a Group (13 persons)		49,776,130	(8)	29.3%

  * Less than 1%

  (1)
  Included in the amount of Common Stock beneficially owned are the following shares of Common Stock for options exercisable within 60 days: Mr. Kohlhepp – 138,000 shares; Mr. Dirvin – 15,375 shares; Mr. Gale – 20,900 shares; Mr. Gardner – 2,250 shares; Mr. Herbold – 500 shares; Mr. Howe – 15,375 shares; Mr. Klekamp – 15,375 shares and Mr. S. Farmer – 52,800 shares.

  (2)
  See Principal Shareholders on page 7.

  (3)
  Includes 64,730 shares held in trust for members of Mr. Kohlhepp's family, 176,016 shares held by a corporation that is controlled by Mr. Kohlhepp and 1,833,025 shares held by a family partnership.

  (4)
  Includes 139,350 shares held in trust for the benefit of Mr. Farmer's children, 4,038 shares owned by Mr. Farmer's wife and 83,880 shares held by a limited partnership.

  (5)
  Includes 161,472 shares owned by a limited partnership.

  (6)
  Includes 98,376 shares owned by Mr. Klekamp's wife.

  (7)
  Robert R. Buck joined Cintas in 1982. He served as Senior Vice President – Finance and Chief Financial Officer from 1982 to 1991, and Senior Vice President – Midwest Region from 1991 to 1997. In July 1997, he was elected President – Uniform Rental Division.

  (8)
  Includes options for 275,575 shares, which are exercisable within 60 days.

The following is a description of our other executive officers:

Karen L. Carnahan joined Cintas in 1979. She has held various accounting and finance positions with Cintas. In March 1992, she was elected Treasurer of Cintas and was elected Vice President of Cintas in July 1997.

William C. Gale joined Cintas in April 1995 as Vice President – Finance and Chief Financial Officer. He is presently responsible for finance, accounting and administration.

Thomas E. Frooman joined Cintas in December 2001 as Vice President and Secretary – General Counsel. From July 1997 through December 2001, Thomas E. Frooman was a member of the law firm Keating, Muething & Klekamp, P.L.L.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Cintas' executive officers, directors and persons who own more than ten percent of Cintas' Common Stock to file reports of ownership with the Commission and to furnish Cintas with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, Cintas believes that during fiscal 2002 all filing requirements were met, except Mr. Buck reported on a Form 4 filed in September 2001 stock options he exercised on July 24th, 25th and 30th.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)		Shares Underlying Option Grants(#)	All Other Compen- sation($)(1)
Richard T. Farmer Chairman of the Board	2002 2001 2000	382,130 371,000 360,000	— 79,765 88,691	105,184 63,429 62,560	(2) (2) (2)	— — —	55,378 105,607 142,270
Robert J. Kohlhepp Chief Executive Officer and Director	2002 2001 2000	490,000 439,000 400,000	— 167,200 180,000	61,725 — —	(3)	— — 15,000	21,288 37,962 47,298
Scott D. Farmer President, Chief Operating Officer and Director	2002 2001 2000	450,000 379,000 340,000	— 190,000 119,000	— — —		10,000 15,000 15,000	6,918 7,563 8,291
Robert R. Buck Senior Vice President and President – Uniform Rental Division	2002 2001 2000	346,688 328,000 300,000	69,721 242,520 240,456	— — —		6,000 — 7,500	6,904 7,547 8,302
William C. Gale Vice President and Chief Financial Officer	2002 2001 2000	260,000 240,000 216,000	— 38,640 41,660	— — —		— 5,000 7,500	6,527 7,349 7,907

  (1)
  Includes the actuarially projected current dollar value of the benefits to Messrs. R. Farmer and Kohlhepp and their spouses under a split-dollar life insurance plan.

    The Cintas Partners' Plan is a noncontributory employee stock ownership plan and profit sharing plan with a 401(k) savings feature which covers substantially all employees. Included above are the dollars contributed by Cintas pursuant to the Partners' Plan.

  (2)
  Represents compensation associated with the use of Cintas' aircraft ($62,079, $41,936 and $28,537 in 2002, 2001 and 2000, respectively), financial planning ($30,000, $10,000 and $25,000 in 2002, 2001 and 2000, respectively) and other expense reimbursements.

  (3)
  Represents compensation associated with the use of Cintas' aircraft ($27,480), financial planning ($22,500) and other expense reimbursements.

STOCK OPTIONS

The following table sets forth information regarding stock options granted to the executives named in the Summary Compensation Table during fiscal 2002:

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal 2002
			Exercise Price ($/Sh.)	Expiration Date
Name					5%	10%
Richard T. Farmer	—	N/A	N/A	N/A	N/A	N/A
Robert J. Kohlhepp	—	N/A	N/A	N/A	N/A	N/A
Scott D. Farmer	10,000	1.2%	47.35	8/8/11	297,782	754,637
Robert R. Buck	6,000	0.7%	47.35	8/8/11	178,669	452,782
William C. Gale	—	N/A	N/A	N/A	N/A	N/A

The following table sets forth information regarding stock options exercised by the executives named in the Summary Compensation Table during fiscal 2002 and the value of in-the-money unexercised options held by them as of May 31, 2002:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of Unexercised Options at May 31, 2002		Value of Unexercised In- The-Money Options at May 31, 2002($)(1)
	Shares Acquired on Exercise (#)	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard T. Farmer	—	—	—	—	—	—
Robert J. Kohlhepp	—	—	96,000	129,000	3,879,034	4,624,463
Scott D. Farmer	30,000	1,317,900	39,600	156,400	1,664,642	3,933,688
Robert R. Buck	9,000	343,250	—	97,500	—	2,734,436
William C. Gale	15,100	543,107	8,900	63,500	349,286	1,922,912

  (1)
  Value is calculated as the difference between the fair market value of the Common Stock on May 31, 2002 ($52.21 per share) and the exercise price of the options.

COMMON STOCK PERFORMANCE GRAPH

The following graph summarizes the cumulative return on $100 invested in Cintas' Common Stock, the S&P 500 Stock Index and the common stocks of the three largest publicly traded companies engaged primarily in the uniform related industry determined by net assets at year end (the "Peer Index"). The companies included in the Peer Index are Aramark Corporation, G & K Services, Inc. and UniFirst Corporation. The Peer Index substitutes Aramark Corporation for Angelica Corporation, which had been included in the Peer Index from 1993 to 2001, because Angelica Corporation sold substantially all of its uniform related businesses which occurred on or about April 19, 2002, and, therefore, is no longer in the line of business for which it was initially included. Aramark Corporation satisfied our Peer Index criteria when it became one of the three largest publicly traded uniform companies after the consummation of its public offering of securities, which occurred, on or about December 11, 2001.

Total shareholder return was based on the increase in the price of the stock and assumed reinvestment of all dividends. Further, total return was weighted according to market capitalization of each company. The companies in the Peer Index are not the same as those considered by the Compensation Committee.

TOTAL SHAREHOLDER RETURNS
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

PROPOSALS FOR NEXT YEAR

Shareholders who desire to have proposals included in the Notice for the 2003 Shareholders' Meeting must submit their proposals in writing to Cintas at its offices on or before May 13, 2003.

The form of Proxy for Cintas' Annual Meeting of Shareholders grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Cintas' Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2003 Shareholders' Meeting, it must be received prior to July 26, 2003.

OTHER MATTERS

Cintas knows of no other matters to be presented at the meeting other than those specified in the Notice.

QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

    Thomas E. Frooman
    Vice President and Secretary – General Counsel
    6800 Cintas Boulevard
    P. O. Box 625737
    Cincinnati, Ohio 45262-5737

or call (513) 459-1200.

For information about your record holding call the Fifth Third Bank Shareholder Services at 1-800-837-2755. We also invite you to visit Cintas' Internet site at www.Cintas.com. Internet site materials are for your general information and are not part of this proxy solicitation.

Vote by Telephone

Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your Control Number found on the reverse side and then you can follow the simple instructions that will be presented to you to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Trust Services, P.O. Box 535800, Pittsburgh, Pennsylvania 15253.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Return your proxy
touch-tone phone	cast your vote	in the postage-paid
1-800-542-1160	http://www.votefast.com	envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone and internet vote must be received by 11:59 P.M. Eastern Standard Time on October 15, 2002 to be counted in the final tabulation.

Your Control Number is printed on the reverse side.

        Your telephone and internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card.

CINTAS CORPORATION	PROXY FOR ANNUAL MEETING
6800 Cintas Blvd., P.O. Box 625737, Cincinnati, Ohio 45262-5737

        The undersigned hereby appoints RICHARD T. FARMER, ROBERT J. KOHLHEPP, and WILLIAM C. GALE, or any of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cintas Corporation to be held October 16, 2002, at 10:00 a.m. (Eastern Time) at the Company's Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio and at any adjournment of such Meeting as specified below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1.
Authority to establish the number of Directors to be elected at the Meeting at eight.

☐    FOR                              ☐    AGAINST                              ☐    ABSTAIN

2.
Authority to elect eight nominees listed below.

☐	FOR all nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
(01) Richard T. Farmer; (02) Robert J. Kohlhepp; (03) Scott D. Farmer; (04) Paul R. Carter; (05) Gerald V. Dirvin; (06) James J. Gardner; (07) Robert J. Herbold; (08) Roger L. Howe
WRITE THE NAME OF ANY NOMINEE(S) FOR

WHOM AUTHORITY TO VOTE IS WITHHELD

(Continued on other side)

Cintas Corporation
c/o Corporate Trust Services
Mail Drop 10AT66—4129
38 Fountain Square Plaza
Cincinnati, OH 45202

R.S. Rowe & Company, Inc.; Job No. 10997; Proof of 8-29-02
(781) 849-9700; (212) 926-2444; (800) 324-6202; FAX No. (781) 849-9740
EMAIL Address: rsrowe@interserv.com
pm6\5th-3rd\Cint-prx

                                  Your Control Number is:

        You are now able to cast your vote by using a touch-tone telephone or by using the internet.
Instructions for voting are on the reverse side. Your Control Number for voting is noted above.

fold and detach here

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

YOUR VOTE IS IMPORTANT!

        If you do not vote by telephone or internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Trust Services, P.O. Box 535800, Pittsburgh, PA 15253, so that your shares may be represented at the Meeting.

, 2002

Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

QuickLinks

  GENERAL INFORMATION
  ELECTION OF DIRECTORS
  DIRECTOR COMPENSATION
  BOARD COMMITTEES
  AUDIT COMMITTEE REPORT
  COMPENSATION COMMITTEE REPORT
  PRINCIPAL SHAREHOLDERS
  DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
  PERFORMANCE GRAPH
  QUESTIONS?